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                                                                    EXHIBIT 16.1

                                 June 22, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Cetalon Corporation
     File Ref. No. 33-65573

Ladies and Gentlemen:

     We were previously the principal accountants for Cetalon Corporation and under the date of March 15, 2001, we reported on the financial statements of Cetalon Corporation as of and for the year ended December 31, 2000. On June 19, 2001, our appointment as principal accounted was terminated. We have read Cetalon Corporation's statements included under Item 4 of its Form 8-K dated June 22, 2001, and we agree with such statements.


                                                  Sincerely


                                                  Tanner + Co.